FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2006

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 30, 2006, Open Energy Corporation (the “Company”) completed the last tranche of its private placement with Cornell Capital Partners, LP, which was first reported by the Company on Form 8-K filed on April 5, 2006, by accepting $3.5 million and delivering a secured convertible debenture due October 30, 2009. The Company received total investments by Cornell in the aggregate amount of $15 million, all of which were on substantially the same terms as those detailed in the Forms 8-K filed on April 5, 2005 and August 18, 2006, which are incorporated by reference. The investment document specific to this additional purchase is attached hereto as Exhibit 4.1.

These securities were issued without registration with the Securities and Exchange Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Company determined that this exemption was available because of the nature of the purchaser. In making this determination, the Company relied upon representations made by the purchasers.

Item 3.02   Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

4.1	Secured Convertible Debenture No. CCP-4, issued on October 30, 2006 in favor of Cornell Capital Partners, LP. Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: November 3, 2006	By:	/s/ Cheryl Bostater
Name: Cheryl Bostater
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit
No.	Description

4.1	Secured Convertible Debenture No. CCP-4, issued on October 30, 2006 in favor of Cornell Capital Partners, LP. Filed herewith.